EXHIBIT 3.1

                        CERTIFICATE OF MERGER

                                  OF

               CONSERVATION ANGLERS MANUFACTURING, INC.

                                 INTO

                   FIRST PHILADELPHIA CAPITAL CORP.


       FIRST PHILADELPHIA CAPITAL CORP., a Delaware corporation, hereby certifies that:

       FIRST: The name and state of incorporation of each of the constituent corporations to the merger are: (1) Conservation Anglers Manufacturing, Inc., a Florida corporation ("CAM"), and (2) First
Philadelphia Capital Corp., a Delaware corporation ("FPC").

       SECOND: A stock exchange agreement or plan of merger (the "Agreement and Plan of Merger") providing for the merger of CAM into FPC, with FPC as the surviving corporation (sometimes referred to herein as the "Surviving Corporation"), has been duly approved, adopted, certified, executed and acknowledged in accordance with
Section 252(c) of the Delaware General Corporation Law.

       THIRD: The Surviving Corporation is FPC, the full name of which is First Philadelphia Capital Corp. Upon consummation of the merger, the name of the Surviving Corporation shall be changed to Conservation Anglers Mfg., Inc.

       FOURTH: The Certificate of Incorporation of FPC shall be the Certificate of Incorporation of the Surviving Corporation.

       FIFTH: The Agreement and Plan of Merger as executed is on file at the principal place of business of the Surviving Corporation at:

        1422 Chestnut Street
        Suite 410, 4th floor
        Philadelphia, PA 19102-2510

       SIXTH: A copy of the Agreement and Plan of Merger will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of each of the constituent corporations.

       SEVENTH: The authorized capital stock of CAM prior to the merger consisted of 1000 shares of the common stock, par value $1.00 per share.

       EIGHTH: This Certificate of Merger shall be effective immediately upon its filing with the Secretary of State of the State of Delaware.

       IN WITNESS WHEREOF, FPC has caused this Certificate to be executed in its corporate name by its President and attested to by its Secretary on the 30th day of October, 2000.


                            FIRST PHILADELPHIA CAPITAL CORP.



                            By: /s/ Michael Tay
                            ---------------------------
                            Michael Tay
                            Title: President



 ATTEST:


 By: /s/ Michael Tay
 ---------------------------
 Michael Tay
 Title: Secretary